UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934
WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-3472415 (I.R.S. Employer Identification No.)

6500 Trowbridge Drive El Paso, Texas (Address of principal executive offices)	79905 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on
Title of each class to be so registered	which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-128629
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities to be registered by Western Refining, Inc., a Delaware corporation (the “Registrant”), is contained in the sections entitled “Summary,” “Dividend Policy,” “Description of Capital Stock,” and “Shares Eligible for Future Sale” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 (No. 333-128629), as originally filed with the Securities and Exchange Commission on September 27, 2005 under the Securities Act of 1933, as amended, and as subsequently amended prior to effectiveness (the “Registration Statement”), and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference. Such prospectus filed in accordance with Rule 424(b), in the form in which it is so filed, shall be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been previously filed with the Securities and Exchange Commission.

Exhibit
Number	Description of Exhibit
1	Certificate of Incorporation of Western Refining, Inc. dated September 16, 2005 — incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2	Bylaws of Western Refining, Inc. — incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3	Specimen Common Stock Certificate representing common stock — incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Scott Weaver

Name:	Scott Weaver

Title:	Chief Administrative Officer

Date: January 9, 2006